Exhibit 99.1

Surna Appoints David Traylor as Chief Business Officer

BOULDER, CO. – Dec 10, 2014 -- Surna Inc. (OTCQB: SRNA), an engineering, manufacturing, and installation company specializing in commercial indoor cannabis cultivation technology, announced today it has appointed David Traylor as Chief Business Officer.

Traylor has more than 25 years of experience sourcing, negotiating and implementing successful transactions and financings for private and public Life Science companies.

Traylor was most recently the Senior Managing Director at Golden Eagle Partners, one of Colorado’s few Life Science advisory firms. Previously, Traylor served as Managing Director for Headwaters MB and spearheaded the firm’s Life Science projects. Traylor brings a valuable skill sets to Surna including 15 years of operational experience and nearly a decade investment banking expertise.

“David’s sophisticated financial and M&A expertise greatly enhances Surna’s ability to grow and expand far ahead of our previous timeframe,” said CEO Tom Bollich. “He will be pivotal to our success, permitting us to aggressively engineer new products and acquire advanced technologies and cannabis-based companies. David is the ideal specialist who will allow us to impact the entire cannabis industry on an even greater scale. His initial responsibilities will include raising growth capital and executing strategies to establish dynamic partnerships and value-added acquisitions.”

Traylor’s career began in the research department at Somatogen, Inc., a company that develops a recombinant blood substitute. His tenure at Somatogen resulted in two U.S. patents for his work with the purification of recombinant hemoglobin. After his years at Somatogen, he worked in program management at Affymetrix, a leading genomics company, and led the development of the world’s first SNP (single nucleotide polymorphism) assay. His array of experience and accomplishments has produced lucrative working relationships throughout the institutional finance community and global pharmaceutical companies.

“Throughout the past year the cannabis industry has become increasingly comparable to the Life Sciences sector,” said Bollich. The similarities between the two industries are numerous and apparent. David should be able to seamlessly integrate his financial and operational experience from biotech and pharmaceuticals into Surna’s growth and operations. This is a tremendous opportunity for David and Surna.”

About Surna, Inc.:

Surna, Inc. (www.surna.com) engineers, manufactures and installs commercial agricultural equipment to indoor cannabis cultivation facilities. Surna acquires scalable operating companies in the cannabis sector and expands them by incorporating its proprietary grow technology and comprehensive support systems.

Surna is headed by technology industrialist and robotics engineer Tom Bollich, co-founder of the highly-publicized gaming Company Zynga. The Company drew national attention when its market valuation quickly surpassed $10 billion.

Surna’s nine-man engineering team sidesteps technological obsolescence by perpetually developing improved indoor cultivation systems. This engineering advantage provides the Company with financial access to the entire cannabis economy. Surna continuously creates highly adaptive technology and software that satisfies the numerous, highly-specific and essential demands of the cannabis industry. Surna’s operations exclude the production or sale of marijuana.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

At the Company

Tae Darnell

VP and General Counsel

(303) 993-5271

tae@surna.com